EXHIBIT 99.1

UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Unaudited Pro-Forma Condensed Combined Financial Statements reflect the combined financial statements after giving effect to the merger. The Unaudited Pro-Forma Condensed Combined Financial Statements should be read in conjunction with Department of Coffee and Social Affairs Ltd.’s historical consolidated financial statements and accompanying notes as of and for the year ended August 31, 2016 and as of and for the period ended August 31, 2016 for DOCASA, Inc.’s historical financial statements and accompanying notes as of and for the period ended August 31, 2016.

The Unaudited Pro-Forma Condensed Combined Statements of Operations and Comprehensive Income give effect to the merger as if it had been consummated on September 1, 2015, the beginning of the earliest period presented. The Unaudited Pro-Forma Condensed Combined Balance Sheet assumes the merger had been consummated on the balance sheet date of August 31, 2016.

The pro-forma adjustments are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes.

The Unaudited Pro-Forma Condensed Combined Financial Statements are provided for informational purposes only. The pro-forma information provided is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the merger been completed on the dates used to prepare these pro-forma financial statements. In addition, the Unaudited Pro-Forma Condensed Combined Financial Statements do not purport to project the future financial position or results of operations of the merged companies.

These Unaudited Pro-Forma Condensed Combined Financial Statements do not give effect to any synergies, operating efficiencies or cost savings that may be associated with the transaction. These financial statements also do not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies. Costs for planning for the integration will be incurred prior to the effective time of the merger, and a substantial portion of the remainder of these costs will be incurred over the year following the merger. In general, these costs will be recorded as expenses when incurred and are non-recurring.

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UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEETS
As of August 31, 2016

	DOCASA	DEPT-UK	Adjmts.	Combined

ASSETS
Current assets:
Cash	$-	$91,137	$-	$91,137
Accounts receivable, net	-	368,807	-	368,807
Other receivables	-	113,994	-	113,994
Prepaid expenses	-	190,249	-	190,249
Inventory	731	40,323	-	41,054
Total current assets	731	804,510	-	805,241

Fixed assets, net	-	674,627	-	674,627
Intangible assets, net	-	9,065	-	9,065
Other receivables	-	39,540	-	39,540
Investments	-	1,318	-	1,318
Deposits	-	57,311	-	57,311
Total assets	$731	$1,586,371	$-	$1,587,102

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable	$32,547	$18,368	$-	$50,915
Accounts payable	6,043	610,101	-	616,144
Accrued expenses	8,500	95,226	-	103,726
Taxes payable	-	73,091	-	73,091
Deferred revenue	-	6,557	-	6,557
Total current liabilities	47,090	803,343	-	850,433

Non-current liabilities:
Notes payable	-	209,797	-	209,797
Other long-term liabilities	-	23,168	-	23,168
Total long-term liabilities	-	232,965	-	232,965
Total liabilities	47,090	1,036,308	-	1,083,398

Shareholders' equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 146,800,000 shares issued, issuable, and outstanding at November 30, 2016 and August 31, 2016, respectively	151,800	-	-	151,800
Additional paid-in capital	(132,210)	-	629,836	497,626
Class A ordinary shares (25,000,000 shares authorized, £1 par value, 243,800 and 243,800 shares issued and outstanding as of November 30, 2016 and August 31, 2016, respectively)	-	389,730	(389,730)	-
Class B ordinary shares (10,000,000 shares authorized, £1 par value, 0 and 0 shares issued and outstanding as of November 30, 2016 and August 31, 2016, respectively)	-	-	-	-
Preference shares (25,000,000 shares authorized, £1 par value, 870,826 and 0 shares issued and outstanding as of November 30, 2016 and August 31, 2016, respectively)	-	1,154,127	-	1,154,127
Share premium	-	193,540	(193,540)	-
Accumulated other comprehensive income	-	153,187	-	153,187
Accumulated deficit	(65,949)	(1,340,521)	(46,566)	(1,453,036)
Total shareholders' equity	(46,359)	550,063	-	503,704
Total liabilities and shareholders' equity	$731	$1,586,371	$-	$1,587,102

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UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Year Ended August 31, 2016

	DOCASA	DEPT-UK	Adjmts.	Combined

Revenue, net	$-	$3,542,489	$-	$3,542,489
Revenue, net, to related parties	-	327,028	-	327,028
Total revenue	-	3,869,517	-	3,869,517

Operating expenses
Direct costs of revenue	-	2,458,240	-	2,458,240
Professional fees	-	83,401	-	83,401
Rent	-	418,193	-	418,193
Depreciation and amortization	-	139,837	-	139,837
Property taxes	-	169,940	-	169,940
Other general and administrative expenses	12,221	566,871	-	579,092

Operating income (loss)	(12,221)	33,035	-	20,814

Other income (expense)
Interest expense	-	(5,710)	-	-
Impairment expense	-	-	-	(5,710)
Net loss	$(12,221)	$27,325	$(46,566)	$(31,462)

Net loss	$(12,221)	$27,325	$(46,566)	$(31,462)
Foreign currency translation loss	-	94,785	-	94,785

Total comprehensive income (loss)	$(12,221)	$122,110	$(46,566)	$63,323

Net income (loss) per share - basic and diluted		$0.00		$0.00

Weighted average number of shares outstanding - basic and diluted		151,800,000	-	151,800,000

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NOTES TO THE UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The effective date of the merger is assumed to be August 31, 2016 for purposes of preparing the Unaudited Pro-Forma Condensed Combined Balance Sheet as of August 31, 2016. The effective date of the merger is assumed to be September 1, 2015 for purposes of preparing the Unaudited Pro-Forma Condensed Combined Statement of Operations. These unaudited pro-forma condensed combined financial statements may require additional pro-forma adjustments including. Such additional pro-forma adjustments may be material to the currently presented pro-forma financial statements.

Pro-Forma Adjustments

(a) Stockholders’ Equity

The pro-forma adjustment to stockholders’ equity on the Unaudited Pro-Forma Condensed Combined Balance Sheet as of August 31, 2016 reflects the elimination of securities used for the acquisition.

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